Exhibit 99.3

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of FVCBankcorp, Inc., and any amendments thereto, as a person who is about to become a director on the Board of Directors of FVCBankcorp, Inc. in connection with the merger of Colombo Bank with and into FVCbank, a wholly owned subsidiary of FVCBankcorp, Inc., and consents to the filing of this consent as an exhibit to the Registration Statement.

/s/ Morton A. Bender
Morton A. Bender